UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMPCO-PITTSBURGH CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	25-1117717
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification Number)
or organization)

726 Bell Avenue, Suite 301
Carnegie, Pennsylvania	15106
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Warrants to purchase Shares of common stock	NYSE American

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333‐239446           (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

Ampco-Pittsburgh Corporation (the “Registrant”) hereby incorporates by reference the description of the Series A warrants to be registered hereunder contained under the heading “Description of Securities— Series A Warrants Included in Units Issuable in this Offering” in the Registrant’s prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Prospectus”), in connection with the Registration Statement on Form S-1 (File No. 333‐239446), as originally filed with the Commission on June 26, 2020, as subsequently amended. The Series A warrants will expire August 1, 2025.

The Registrant further incorporates by reference the description of the tax consequences of the warrants found under the heading “Material U.S. Federal Income Tax Consequences” in the Prospectus.

Item 2. Exhibits.

Exhibit Number	Description

4.1	Form of Warrant Agreement (incorporated by reference from Exhibit 4.5 of the Registrant’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on July 21, 2020.)

4.2	Form of Warrant Certificate (Incorporated by reference from Exhibit 4.4 of the Registrant’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on July 21, 2020.)

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMPCO-PITTSBURGH CORPORATION

By:	/s/ J. Brett McBrayer
	Name:	J. Brett McBrayer
	Title:	Chief Executive Officer

Date: September 21, 2020